UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1st, 2020

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

c/o David E. Price, Esq.

#3 Bethesda Metro Center – Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

(800) 608-6432

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 1st, 2020, the Board of Directors appointed Mr. Gadi Levin as Chief Financial Officer of the Corporation and its subsidiary (the “CFO”). Mr. Levin brings years of experience in accounting, tax and treasury of US publicly traded companies. Mr. Levin will lead all the financial aspects of the Company.

Gadi Levin, 47, CA (SA), MBA.

Mr. Levin has served as both a Director and CFO of Vaxil Bio Ltd. since March 1, 2016, and the Finance Director of Eco (Atlantic) Oil & Gas Ltd. since December 1, 2016. Mr. Levin has over 15 years of experience working with public US, Canadian and multi-jurisdictional public companies. Previously, Mr. Levin served as Chief Financial Officer of DarioHeath Corp from November 2013 through January 2015. Mr. Levin also served as the Vice President of Finance and Chief Financial Officer for two Israeli investment firms specializing in private equity, hedge funds and real estate. Mr. Levin began his CPA career at the accounting firm Arthur Andersen, where he worked for nine years, specializing in U.S. listed companies involved in IPOs. Mr. Levin has a Bachelor of Commerce degree in Accounting and Information Systems from the University of the Cape Town, South Africa in 1993, and a post graduate diploma in Accounting from the University of South Africa in 1995. He received his Chartered Accountant designation in South Africa in 1997 and has an MBA from Bar Ilan University in Israel, which he received in 2006.

As partial remuneration for Mr. Gadi Levin’s services as CFO, the Board of Directors granted to Mr. Levin 360,000 Restricted Stock Units (“RSUs”), to be vested quarterly over 3 years.

Item 9.01	Exhibits

(d) Exhibits.

10.1    Board Resolution appointing Gadi Levin as CFO

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1st, 2020

SEEDO CORP. S/ David Grossman By: David Grossman, CEO

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